

                        O'MELVENY & MYERS LLP

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March 3, 2000


AMCAP FUND, INC.
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
DEAR LADIES AND GENTLEMEN:
AT YOUR REQUEST WE HAVE EXAMINED YOUR REGISTRATION STATEMENT ON FORM N-1A AND THE RELATED POST-EFFECTIVE AMENDMENT NO. 64 FILED BY YOU WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF AN INDEFINITE NUMBER OF CLASS B SHARES OF YOUR COMMON STOCK, $1.00 PAR VALUE PER SHARE (THE "CLASS B SHARES"). WE ARE FAMILIAR WITH THE PROCEEDINGS YOU HAVE TAKEN IN CONNECTION WITH THE AUTHORIZATION, ISSUANCE AND SALE OF THE CLASS B SHARES.
BASED UPON OUR EXAMINATION AND UPON OUR KNOWLEDGE OF YOUR ACTIVITIES, IT IS OUR OPINION THAT, PROVIDED THAT AN APPROPRIATE AMENDMENT TO YOUR ARTICLES OF INCORPORATION IS DULY EFFECTED BEFORE THE ISSUED AND OUTSTANDING CLASS B SHARES EXCEED THE AUTHORIZED NUMBER SPECIFIED IN THE ARTICLES OF INCORPORATION, THE CLASS B SHARES UPON ISSUANCE AND SALE IN THE MANNER DESCRIBED IN THE REGISTRATION STATEMENT WILL CONSTITUTE VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE CLASS B SHARES OF YOUR COMMON STOCK.
WE CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT.
RESPECTFULLY SUBMITTED,
O'MELVENY & MYERS LLP